Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-129197, 333-130296 and 333-118372) and the Registration Statements on Forms S-8 (Nos. 333-125308 and 333-64094) of Ceradyne, Inc. of our report dated February 25, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Orange County, California
February 25, 2008